Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2005 accompanying the consolidated financial statements of WidePoint Corporation and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
Chicago, Illinois
May 9, 2005